SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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GRAN TIERRA ENERGY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PRELIMINARY COPY
Gran Tierra Energy Inc.
300, 611-10th Avenue S.W.
Calgary, Alberta T2R 0B2 Canada
(403) 265-3221

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 16, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of GRAN TIERRA ENERGY INC., a Nevada corporation. The meeting will be held on Monday, June 16, 2008 at 10:00 a.m. local time at 300, 611-10th Avenue S.W., Calgary, Alberta T2R 0B2 Canada for the following purposes:

1.	To elect our five nominees as directors to serve for the ensuing year and until their successors are duly elected and qualified.

2.	To ratify amendments to our Bylaws, as required by the Toronto Stock Exchange, which amendments enable us to comply with the listing requirements of the Toronto Stock Exchange.

3.	To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of Gran Tierra Energy Inc. for its fiscal year ending December 31, 2008.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 24, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Martin Eden
Martin Eden
Chief Financial Officer and Secretary

CALGARY, ALBERTA
April [--], 2008

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Gran Tierra Energy Inc.
300, 611-10th Avenue S.W.
Calgary, Alberta T2R 0B2 Canada
(403) 265-3221

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

June 16, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board”) of Gran Tierra Energy Inc. (“Gran Tierra”) is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about May 2, 2008 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 24, 2008 will be entitled to vote at the annual meeting. On this record date, there were [----------] shares of common stock outstanding and entitled to vote, and one share of Special Voting Stock. On the record date, the share of Special Voting Stock was entitled to [----------] votes, which equals the number of shares of common stock issuable upon exchange of exchangeable shares (the “Exchangeable Shares”) of Gran Tierra Goldstrike Inc. that were issued in connection with the transaction between the former shareholders of Gran Tierra Energy Inc., a privately-held Alberta corporation, which we refer to as “Gran Tierra Canada,” and Goldstrike, Inc.

Stockholder of Record: Shares Registered in Your Name

If on April 24, 2008 your shares were registered directly in your name with Gran Tierra’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 24, 2008 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Stockholders Holding Exchangeable Shares

Holders of Exchangeable Shares are entitled to instruct Olympia Trust Company (the “Trustee”) as to how to vote their Exchangeable Shares. The Trustee holds the one outstanding share of our Special Voting Stock, which is entitled to as many votes as there are outstanding Exchangeable Shares on the record date, and may only vote the share of Special Voting Stock as directed by the holders of Exchangeable Shares. Holders of Exchangeable Shares who do not hold their Exchangeable Shares in their own name are not entitled to instruct the Trustee as to how to exercise voting rights at the annual meeting. Only holders of Exchangeable Shares whose names appear on the records of Gran Tierra as the registered holders of Exchangeable Shares are entitled to instruct the Trustee as to how to exercise voting rights in respect of their Exchangeable Shares at the annual meeting. Holders of Exchangeable Shares may also obtain a proxy from the Trustee to vote their Exchangeable Shares at the annual meeting. Holders of Exchangeable Shares should follow the instructions sent to them by the Trustee in order to exercise their voting rights.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of our five nominees as directors;

•	Ratification of amendments to our Bylaws, which amendments enable us to comply with listing requirements of the Toronto Stock Exchange.

•	Ratification of the selection by the Audit Committee of the Board of Deloitte & Touche LLP as our independent auditors for our fiscal year ended December 31, 2008.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

➢	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

➢
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us by 11:59 p.m. Mountain Time on June 15, 2008, we will vote your shares as you direct.

➢
To vote on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Mountain Time on June 15, 2008 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Gran Tierra. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Beneficial Owner: Exchangeable Shares

If you are a holder of Exchangeable Shares, you should have received voting instructions with these proxy materials from the Trustee, which is the holder of the share of Special Voting Stock. Follow the instructions from the Trustee, or contact the Trustee for further information. Instruments of proxy must be received by Olympia Trust Company, 2300, 125 - 9th Avenue S.E., Calgary, Alberta, T2G OP6, by 4:30 p.m. Mountain Daylight Time on June 11, 2008, or not less than 48 hours before the time for the holding of any adjournment of the annual meeting.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 24, 2008, and one vote for each Exchangeable Share held as of April 24, 2008, all of which are represented by the one share of Special Voting Stock of Gran Tierra. Holders of Exchangeable Shares should follow the instructions sent to them by the Trustee in order to exercise their voting rights.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all five nominees for director, “For” the ratification of the amendments to the Bylaws, and “For” the ratification of the selection of Deloitte & Touche LLP as the independent auditors for our fiscal year ended December 31, 2008. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

➢	You may submit another properly completed later-dated proxy card, or vote again over the internet;

➢	You may send a timely written notice that you are revoking your proxy to Gran Tierra at 300, 611-10th Avenue, S.W., Calgary, Alberta, Canada, T2R 0B2, attention: Secretary; or

➢	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

If you are a holder of Exchangeable Shares, you should follow the instructions provided by the Trustee.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 2, 2009, to Martin Eden at 300, 611-10th Avenue, S.W., Calgary, Alberta, Canada, T2R 0B2; provided, however, that if our 2009 annual meeting of stockholders is held before May 17, 2009 or after July 16, 2009, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2009 annual meeting of stockholders. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so between March 18, 2009 and April 17, 2009, unless our 2009 annual meeting of stockholders is not held between May 17, 2009 and July 16, 2009, in which case notice must be received between 60 and 90 days prior to the meeting or no later than the date which is ten days after notice of the meeting is first published by Gran Tierra. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Broker non-votes and abstentions have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or shareholder proposals.

How many votes are needed to approve each proposal?

➢
For the election of our five nominees as directors, the five nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

➢	To be approved, Proposal 2, the ratification of amendments to the Bylaws, must receive more “For” votes than “Against” votes. Broker non-votes and abstentions will have no effect.

➢
To be approved, Proposal 3, the ratification of the selection by the Audit Committee of the Board of Deloitte & Touche LLP as our independent auditors for our fiscal year ended December 31, 2008, must receive more “For” votes than “Against” votes. Broker non-votes and abstentions will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On April 24, 2008, the record date, there were [--------] common shares (including [---------] shares of common stock issuable upon exchange of the Exchangeable Shares and therefore entitled to vote through the one share of Special Voting Stock) outstanding and entitled to vote. Thus, the holders of [---------] shares of common stock (including the Exchangeable Shares) must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy must adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our Quarterly Report on Form 10-Q for the second quarter ending June 30, 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

Proposal 1 is to elect our five nominees as directors.  Gran Tierra’s Board consists of five directors. There are five nominees for director this year.  Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of Gran Tierra. Dana Coffield, Jeffrey Scott, Walter Dawson, and Verne Johnson were founding shareholders of Gran Tierra Canada. Nicholas Kirton was recommended to the Board by Verne Johnson. It is Gran Tierra’s policy to invite nominees for director to attend the annual meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The five nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Gran Tierra. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

NOMINEES

The following is a brief biography of each director and each nominee for director as of April 24, 2008:

Executive Officers and Directors

Name	Age	Position
Dana Coffield	50	President and Chief Executive Officer; Director
Jeffrey Scott	45	Chairman of the Board of Directors
Walter Dawson	68	Director
Verne Johnson	64	Director
Nicholas G. Kirton	63	Director

Dana Coffield, President, Chief Executive Officer and Director.

Before joining Gran Tierra as President, Chief Executive Officer and a Director in May 2005, Mr. Coffield led the Middle East Business Unit for EnCana Corporation, North America’s largest independent oil and gas company, from 2003 through 2005. His responsibilities included business development, exploration operations, commercial evaluations, government and partner relations, planning and budgeting, environment/health/safety, security and management of several overseas operating offices. From 1998 through 2003, he was New Ventures Manager for EnCana’s predecessor — AEC International — where he expanded activities into five new countries on three continents. Mr. Coffield was previously with ARCO International for ten years, where he participated in exploration and production operations in North Africa, SE Asia and Alaska. He began his career as a mud-logger in the Texas Gulf Coast and later as a Research Assistant with the Earth Sciences and Resources Institute where he conducted geoscience research in North Africa, the Middle East and Latin America. Mr. Coffield has participated in the discovery of over 130,000,000 barrels of oil equivalent reserves. Mr. Coffield graduated from the University of South Carolina with a Masters of Science degree and a doctorate (PhD) in Geology, based on research conducted in the Oman Mountains in Arabia and Gulf of Suez in Egypt, respectively. He has a Bachelor of Science degree in Geological Engineering from the Colorado School of Mines. Mr. Coffield is a member of the AAPG and the CSPG, and is a Fellow of the Explorers Club.

Jeffrey Scott, Chairman of the Board of Directors.

Mr. Scott has served as Chairman of our Board since January 2005. Since 2001, Mr. Scott has served as President of Postell Energy Co. Ltd., a privately held oil and gas producing company. He has extensive oil and gas management experience, beginning as a production manager of Postell Energy Co. Ltd in 1985 advancing to President in 2001. Mr. Scott is also currently a Director of Saxon Energy Services, Inc., Suroco Energy, Inc., VGS Seismic Canada Inc., and Essential Energy Services Trust, all of which are publicly traded companies. Mr. Scott holds a Bachelor of Arts degree from the University of Calgary, and a Masters of Business Administration from California Coast University.

Walter Dawson, Director.

Mr. Dawson has served as a director since January 2005. Mr. Dawson is the founder of Saxon Energy Services Inc., an international oilfield services company that has been a publicly traded company since 2001, and currently serves as Chairman of the board of directors of Saxon. Before his time at Saxon, Mr. Dawson served for 19 years as President, Chief Executive Officer and a director and founded what became known as Computalog Gearhart Ltd., which is now an operating division of Precision Drilling Corp. Computalog’s primary businesses are oil and gas logging, perforating, directional drilling and fishing tools. Mr. Dawson instituted a technology center at Computalog, located in Fort Worth, Texas, a developer of electronics designed to develop wellbore logging tools. In 1993 Mr. Dawson founded what became known as Enserco Energy Services Company Inc., formerly Bonus Resource Services Corp. Enserco entered the well servicing businesses through the acquisition of 26 independent Canadian service rig operators. Mr. Dawson is currently a director of VGS Seismic Canada Inc., Suroco Energy Inc. and Action Energy Inc. (formerly High Plains Energy Inc.), all of which are publicly traded companies.

Verne Johnson, Director.

Mr. Johnson has served as a director since April 2005. Starting with Imperial Oil Limited in 1966, he has spent his entire career in the petroleum industry, primarily in western Canada, contributing to the growth of oil and gas companies of various sizes. He worked with Imperial Oil Limited until 1981 (including two years with Exxon Corporation in New York from 1977 to 1979). From 1981 to 2000, Mr. Johnson served in senior capacities with companies such as Paragon Petroleum Ltd., ELAN Energy Inc., Ziff Energy Group and Enerplus Resources Group. He was President and Chief Executive Officer of ELAN Energy Inc., President of Paragon Petroleum and Senior Vice President of Enerplus Resources Group until February 2002. Mr. Johnson retired in February 2002. Mr. Johnson is a director of Fort Chicago Energy Partners LP, Harvest Energy Trust, and Suroco Energy Inc., all publicly traded companies. Mr. Johnson received a Bachelor of Science degree in Mechanical Engineering from the University of Manitoba in 1966. He is currently president of his private family company, KristErin Resources Ltd.

Nicholas G. Kirton

Mr. Kirton has served as a director since March 27, 2008. Mr. Kirton is a Chartered Accountant and former KPMG partner who retired after a thirty-eight year career at KPMG. He currently sits on the boards of directors of Canexus Income Fund, Innicor Subsurface Technologies Inc., Result Energy Inc., and MacLeod Resources Limited (private corporation). In addition, he is a member of the Board of Governors of the University of Calgary and is a member of the Education and Qualifications Committee of the Canadian Institute of Chartered Accountants. Mr. Kirton received a Bachelor of Science (Mathematics and Physics) in 1966 from Bishop's University, his Chartered Accountant designation in Quebec in 1969 and was named a Fellow of the Institute of Chartered Accountants (FCA) in Alberta in 1996, and in 2006 received the designation of ICD.D from the Institute of Corporate Directors.

Our above-listed officers and directors have neither been convicted in any criminal proceeding during the past five years nor been parties to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities law or commodities law. Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has any bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

Gran Tierra follows the NASDAQ Stock Market (“NASDAQ”) listing standards even though its common stock is not listed on NASDAQ and, with the listing of our common stock on the American Stock Exchange (“AMEX”) on April 8, 2008, we follow the AMEX listing standards. As required under the NASDAQ and AMEX listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with Gran Tierra’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the NASDAQ and AMEX listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Gran Tierra, its senior management and its independent auditors, the Board has affirmatively determined that the following four of our five directors are independent directors within the meaning of Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards and Rule 803(a)(2) of the AMEX listing standards: Messrs. Scott, Johnson, Kirton and Dawson. In addition, Ms. Smith was an independent director while serving as a director of Gran Tierra. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with Gran Tierra. Dana Coffield, Gran Tierra’s President and Chief Executive Officer is not an independent director by virtue of his employment with Gran Tierra.

MEETINGS OF THE BOARD DIRECTORS

The Board met 23 times during 2007. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Reserves Committee. The Nominating and Corporate Governance Committee was formed on June 25, 2007, and the Reserves Committee was formed on April 19, 2007. The following table provides membership and meeting information for fiscal 2007 for each committee of the Board:

Name	Audit	Compensation	Nominating and Corporation Governance Committee	Reserves Committee
Dana Coffield				X
Jeffrey Scott	X	X	X	X
Walter Dawson		X	X*
Verne Johnson	X	X*	X	X*
Nadine C. Smith(1)	X*
James Hart(2)
Total meetings in 2007	5	1	1	3
* Committee Chairperson
(1)	Ms. Smith resigned as a director effective March 27, 2008, and Mr. Kirton joined the Audit Committee on that date, also replacing Ms. Smith as Chairperson of the Audit Committee.
(2)	Mr. Hart ceased to be a director effective October 10, 2007.

Below is a description of each committee of the Board.  Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee of the Board was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to oversee management’s conduct of our accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee reviews our financial reports and other financial information disclosed to the public, the government and various regulatory bodies, our system of internal accounting, our financial controls, and the annual independent audit of our financial statements. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on Gran Tierra’s audit engagement team as required by law; reviews and approves or rejects transactions between the company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by Gran Tierra regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee met five times during 2007. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.grantierra.com.

The Board reviews the NASDAQ and AMEX listing standards in effect for determining independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently established in Rule 4350(d)(2)(A)(i) and (ii) of the NASDAQ listing standards and Rule 803(a)(2) of the AMEX listing standards). Additionally, each audit committee member has met the criteria for audit committee independence set forth in Rule 10A-3 promulgated pursuant to the Exchange Act. The Board had determined that Nadine Smith, an independent director, qualified as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K promulgated by the SEC, based on her experience overseeing and assessing the performance of companies with respect to the preparation and evaluation of financial statements, and that Mr. Kirton is an “audit committee financial expert” based on his past experience as a former KPMG partner. The audit committee selects the independent accountants to audit our books and financial records, and considers and acts upon accounting matters as they arise.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year end December 31, 2007 with our management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards , Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees ), as adopted by the PCAOB in Rule 3600T and has discussed with the independent accountants the independent accountant’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
Nicholas Kirton, Chair
Verne Johnson
Jeffrey Scott

___________________________________________________________________________________________________________
[1]
The material in this report is not “soliciting material” is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of Gran Tierra under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards and Rule 803(a)(2) of the AMEX listing standards). The Compensation Committee met one time during 2007. The Compensation Committee has adopted a written charter that is available on our website at www.grantierra.com.

The Compensation Committee of the Board acts on behalf of the Board to review, recommend for adoption and oversee Gran Tierra’s compensation strategy, policies, plans and programs, including:

•
establishing corporate and individual performance objectives relevant to the compensation of our directors, executive officers and other senior management, as appropriate, and evaluating performance in light of these stated objectives;

•	establishing policies with respect to equity compensation arrangements;

•
reviewing and approving the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers; and

•
reviewing and recommending to the Board for approval, modification or termination of Gran Tierra’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plans and programs, as well as administering such plans and programs.

The Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other public filings.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least once annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Gran Tierra, as well as authority to obtain, at the expense of Gran Tierra, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In 2007, the Compensation Committee did not form any subcommittees.

The Compensation Committee makes adjustments to annual compensation, recommends bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. Generally, the Compensation Committee’s process comprises two related elements: the recommendation of compensation levels and the establishment of performance objectives for the current year. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels, and current company-wide compensation levels, and independent compensation surveys for the petroleum industry in Canada for peer groupings within the industry.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2007 are described in greater detail in the section titled “Compensation Discussion and Analysis” found elsewhere in this proxy statement.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Mr. Johnson, Mr. Scott and Mr. Dawson. None of the members of our Compensation Committee has at any time been an officer or employee of Gran Tierra. No member of the Board or of our Compensation Committee served as an executive officer of another entity that had one or more of our executive officers serving as a member of that entity’s board or compensation committee.

Compensation Committee Report2

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended 2007.

Verne Johnson
Walter Scott
Jeffrey Dawson
 ___________________________________________________________________________________________________________
[2]
The material in this report is not “soliciting material,” is furnished to, but not deemed "filed" with, the Commission and is not deemed to be incorporated by reference in any filing of Gran Tierra under the Securities Act or the Exchange Act, other than Gran Tierra’s Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The Board created the Nominating and Corporate Governance Committee, or the Governance Committee, on June 25, 2007. Prior to the formation of the Governance Committee, the Board took any necessary actions of the type that are currently delegated to the Governance Committee.

The Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of Gran Tierra (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the board for selection candidates for election to the Board, making recommendations to the Board regarding corporate governance issues, assessing the performance of the Board and management, and developing a set of corporate governance principles for Gran Tierra. All members of the Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards and Rule 803(a)(2) of the AMEX listing standards). The Governance Committee met one time during 2007. The Governance Committee has adopted a written charter that is available to stockholders on our website at www.grantierra.com.

The Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, and having the highest personal integrity and ethics. The Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Gran Tierra, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees will be reviewed in the context of the current composition of the Board, the operating requirements of Gran Tierra and the long-term interests of stockholders. In conducting this assessment, the Governance Committee will consider diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Gran Tierra, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Governance Committee reviews these directors’ overall service to Gran Tierra during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Governance Committee will also determine whether the nominee is independent for NASDAQ and AMEX purposes, which determination is based upon applicable NASDAQ and AMEX listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Governance Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. In 2007, neither the Governance Committee nor the Board paid any fees to any third party to assist in the process of identifying or evaluating director candidates.

The Governance Committee will consider director candidates recommended by stockholders. The Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Governance Committee at the following address: Gran Tierra Energy Inc., 300, 611-10th Avenue S.W., Calgary, Alberta T2R 0B2 Canada, Attention: Director Nominations. This written recommendation must be delivered by January 2, 2009, the date 120 days prior to the anniversary date of the mailing of Gran Tierra’s proxy statement for the 2008 Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of Gran Tierra’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Reserves Committee

We created a Reserves Committee on April 19, 2007. Prior to forming the Reserves Committee, the Board and its committees took any necessary actions of the type that are currently delegated to the Reserves Committee. The primary purpose of the Reserves Committee is to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to evaluating and reporting on Gran Tierra’s oil and gas reserves.

The Reserves Committee oversees Gran Tierra’s (1) annual review of its oil and gas reserves, (2) procedures for evaluating and reporting its oil and gas producing activities, and (3) compliance with applicable regulatory and securities laws relating to the preparation and disclosure of information with respect to its oil and gas reserves. The Reserves Committee also consults with the Audit Committee on matters relating to Gran Tierra’s oil and gas reserves which impact Gran Tierra’s financial statements. All members of the Reserves Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards and Rule 803(a)(2) of the AMEX listing standards), other than Mr. Coffield, our Chief Executive Officer. The Reserves Committee met three times during 2007. The Reserves Committee has adopted a written charter that is available on our website at www.grantierra.com.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on Gran Tierra’s website at www.grantierra.com.

CODE OF ETHICS

Gran Tierra has adopted the Gran Tierra Energy Inc. Code of Business Conduct and Ethics, or the Code of Ethics, that applies to all officers, directors and employees. The Code of Ethics is available on our website at www.grantierra.com. If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

PROPOSAL 2

RATIFICATION OF AMENDMENTS TO OUR BYLAWS
TO
COMPLY WITH CERTAIN LISTING REQUIREMENTS OF THE TORONTO STOCK EXCHANGE

The Board is recommending the ratification of amendments to our Bylaws which comply with the listing requirements of the Toronto Stock Exchange, or TSX. The TSX has required that we submit these amendments to our stockholders for ratification.

The TSX required that we amend our Bylaws in order to meet TSX’s listing requirements. These amendments were as follows:

•	Article III, Section 2(a) of the Bylaws was amended to clarify that all directors are in the same class and have equal voting rights;

•
A new Section (1) was added to Article V (and the other sections were appropriately renumbered), which new section specifies that Gran Tierra’s stock shall be issued in accordance with the Fourth Section of the Gran Tierra Articles of Incorporation at fair market value as determined by the Board, and that the consideration for the issuance of stock shall not be in the form of promissory notes or services to be performed, or any combination thereof;

•
Article II, Section 5 was amended to provide that no proxy shall be voted after six (6) months from the date of its creation, unless such proxy provides for a longer period, which may not exceed 7 years from the date of its creation;

•
Article II, Section 10 was added to provide that the Board shall have the power and authority at all meetings to sell, lease or exchange substantially all of the property and assets of Gran Tierra upon such terms as the Board deems expedient and in the best interests of the corporation and stockholders only upon the authorization of our stockholders holding the majority of the voting power; and

•
Article II, Section 11 was added to provide that any stockholder of any class is entitled to dissent from, and obtain payment of the fair market value of his shares in the event of (1) an amendment to our Articles of Incorporation to add, change or remove any provision restricting or constraining the issue, transfer or ownership of shares of that class or restriction on the business that may be conducted by Gran Tierra, or the sale, lease or exchange of all or substantially all of our assets.

The Board requests that stockholders ratify the amendments, as the amendments were required by the TSX as a condition to the listing of our common stock on the TSX. If the amendments are not ratified, the Board in its discretion will determine what action, if any, to take, subject to approval from the TSX if required. If the amendments are ratified, the Board in its discretion may still determine at a later date to amend the Bylaws, subject to approval from the TSX if required, if it determines that such amendment would be in the best interests of Gran Tierra and its stockholders.

The Board believes that the foregoing amendments were in the best interests of Gran Tierra and its stockholders. To be approved, ratification of amendments to the Bylaws must receive more “For” votes than “Against” votes. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the annual meeting. Deloitte & Touche LLP has audited our financial statements since inception in 2005. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or laws require stockholder ratification of the selection of Deloitte & Touche LLP as our independent auditors. However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Gran Tierra and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP. Broker non-votes and abstentions are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Set forth below is a summary of fees paid to Deloitte & Touche LLP, our independent registered Chartered Accountants, for services in the fiscal periods ended December 31, 2005 and December 31, 2006. In determining the independence of Deloitte & Touche LLP, the Audit Committee considered whether the provision of non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence.

	2006	2007
	Deloitte & Touche LLP	Deloitte & Touche LLP
Audit Fees	$478,719	$474,396
Audit Related	35,394	$138,553
Tax Preparation	73,694	219,491
All Other Fees	–	–
Total	$587,807	$832,440

Audit Fees

The total audit fees and reimbursement of expenses paid to Deloitte & Touche LLP were for audits, reviews of the quarterly financial statements, and the preparation of comfort letters and consents. As well, an audit was performed on the nine months ended September 30, 2006 to facilitate the application to register the common shares issued in June 2006.

Audit Related

Miscellaneous advisory services, related to the acquisitions and share registration activities of Gran Tierra during the year.

Tax Fees

Tax preparation fees, including reimbursement of expenses, paid to Deloitte & Touche LLP were for the preparation of our US, Canadian, Colombian and Argentinean tax returns.

PRE-APPROVAL POLICIES AND PROCEDURES.

Before we engage an independent public accountant to render audit or non-audit services, the engagement is approved by our audit committee or the engagement to render services is entered into pursuant to pre-approval policies and procedures established by the audit committee. The pre-approval policy adopted by our Audit Committee on March 9, 2006 to permit pre-approval of non-audit services is attached as Schedule A to the charter of the Audit Committee, which was filed as Exhibit 99.1 to our Annual Report on Form 10-KSB for 2005. This policy requires that the Audit Committee consider, prior to pre-approving any non-audit services, multiple factors taken as a whole, including whether the services are prohibited pursuant to SEC rules, whether the auditors are best positioned to provide the services, and the percentage of total services the non-audit services will comprise. Requests for non-audit services will be made in writing to our independent auditor specifying the services requested and the reasons therefor, and the chairperson of the audit committee will be copied on the communication. Then our independent auditor must respond to our request with a description of the services, the fees that it will charge, and a request for pre-approval of the services plus pre-approval of 10% over the amount. The chairperson of the Audit Committee will then make a determination based on all of the relevant factors, and if approved report back to the Audit Committee at the next Audit Committee meeting for ratification.

The Audit Committee has determined that the rendering of the services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

STOCKHOLDER APPROVAL OF STOCK PLANS

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to securities authorized for issuance under all of Gran Tierra’s equity compensation plans in effect as of the end of December 31, 2007:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	5,724,168	$1.52	3,275,832
Equity compensation plans not approved by security holders	—	—	—
Total	5,724,168		3,725,832

The only equity compensation plan approved by our stockholders is our 2007 Equity Incentive Plan, which is an amendment and restatement of our 2005 Equity Plan, under which the Board is authorized to issue options or other rights to acquire up to 9,000,000 shares of our common stock.

Amendments of 2007 Equity Incentive Plan

In June 2007, the Board adopted Gran Tierra’s 2007 Equity Incentive Plan, or the Plan, which was approved by our stockholders on October 10, 2007. The Plan is an amended, restated and retitled version of Gran Tierra’s 2005 Equity Incentive Plan. The Board subsequently amended the Plan on December 20, 2007 and January 14, 2008, respectively. The Board approved these amendments in order to meet certain listing requirements of the Toronto Stock Exchange, or the TSX. Specifically, the Board made the following amendments to the Plan, as required by the TSX:

•
Option grants below fair market value. The Plan generally provides that the exercise price for options granted under the Plan shall be not less than one hundred percent of the fair market value of our common stock subject to the option on the date of grant. The Plan permits options to be granted with an exercise price lower than the fair market value on the date of grant, provided such options are granted pursuant to an assumption or substitution for another option in the manner satisfying the provisions of Section 424(a) of the Internal Revenue Code of 1986, as amended, or the Code. The Plan was amended to provide that so long as our shares are listed for trading on the TSX, options granted below fair market value on the date of grant are subject to approval by the TSX, to the extent necessary to satisfy the TSX rules.

•
Amendment of the Plan or Stock Awards. The Plan previously provided that the Board could amend the Plan unless stockholder approval was required by Section 422 of the Code. The Plan was amended to include the following provisions:

•	No amendments to stock awards could be made if the common stock is listed on the TSX unless approved by the stockholders to the extent necessary to satisfy the TSX rules.

•
If an amendment reducing the stock option exercise price or extending the term of the stock option is made to a stock option held by an Insider, the amendment shall only be made effective after the approval is received of Disinterested Stockholders at a meeting of the stockholders of Gran Tierra. An “Insider” is defined to be an “insider” as defined under the policies of the TSX, as amended from time to time, which includes, among others, directors and senior officers of Gran Tierra or any subsidiary of Gran Tierra and includes an issuer, all of the voting securities of which are owned by such an officer. “Disinterested Stockholders” is defined as stockholders of Gran Tierra except Insiders who are eligible to receive stock awards, and such Insiders’ associates.

•
Amendments without Stockholder Approval. The Plan was amended to include a provision specifying the circumstances under which the Board could amend the Plan without stockholder approval, which provision specifies that: “the Board shall have the authority: (a) to make amendments to the Plan or a Stock Award of a housekeeping or administrative nature; (b) if the common stock is listed on the Toronto Stock Exchange subject to any required approval of the Toronto Stock Exchange, to change the vesting or termination provisions of a Stock Award or the Plan; (c) any amendment to reduce the option exercise price of an Option held by a non-insider; (d) amendments necessary to comply with provisions of applicable law or stock exchange requirements or for grants to qualify for favorable treatment under applicable laws; (e) the addition of any form of financial assistance by Gran Tierra for the acquisition by all or certain categories of Participants of common stock under the Plan, and the subsequent amendment of any such provisions; and (f) any other amendment, fundamental or otherwise, not requiring stockholder approval under the Code; provided, however, that no amendment shall be made without stockholder approval to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code.”

•	Limitations with respect to Insiders and Consultants. The Plan was amended to include limitations on grants to Insiders and consultants as follows:

•
The maximum number of shares of common stock which may be reserved for issuance to Insiders, at any time, under the Plan and any other share compensation arrangement of Gran Tierra shall be 10% of the common stock issued and outstanding.

•
The maximum number of shares of common stock which may be issued to Insiders under the Plan, at any time, and any other share compensation arrangement within any 12-month period shall be 10% of the common stock outstanding.

•
The maximum number of shares of common stock which may be issued to any one Insider and such Insider’s associates under the Plan, at any time, within a 12-month period shall be 5% of the common stock outstanding.

•	The number of stock options granted to any one consultant in any 12-month period under the Plan shall not exceed 2% of the issued and outstanding shares of common stock at the time of grant.

The essential features of the Plan are outlined below:

General

The Plan provides for the grant of stock options, restricted stock awards, stock appreciation rights, restricted stock units and other stock awards (collectively “awards”). Stock options granted under the Plan are not intended to qualify as incentive stock options within the meaning of Section 422 of the Code. Stock appreciation rights granted under the Plan may be tandem rights, concurrent rights or independent rights. See “U.S. Federal Income Tax Information” for a discussion of the tax treatment of awards. To date, Gran Tierra has granted only stock options under the Plan.

Purpose

The Board adopted the Plan, which is an amendment and restatement of the 2005 Equity Plan, or the Prior Plan, to provide a means by which employees, directors and consultants of Gran Tierra and its affiliates may be given an opportunity to purchase stock in Gran Tierra, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of Gran Tierra and its affiliates. All of the approximately 128 employees, directors and consultants of Gran Tierra and its affiliates are eligible to participate in the Plan.

Administration

The Board administers the Plan. Subject to the provisions of the Plan, the Board has the power to construe and interpret the Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

The Board has the power to delegate administration of the Plan to a committee composed of not fewer than two members of the Board. A committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Exchange Act. The Board has delegated administration of the Plan to the Compensation Committee of the Board. As used herein with respect to the Plan, the “Board” refers to any committee the Board appoints as well as to the Board itself.

Stock Subject to the Plan

An aggregate of 9,000,000 shares of common stock is reserved for issuance under the Plan. If awards granted under the Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards again become available for issuance under the Plan. If Gran Tierra reacquires unvested stock issued under the Plan, the reacquired stock will not become available for reissuance under the Plan. As of April 1, 2008:

•
Stock options to purchase 74,167 shares had been exercised under the Plan, and an additional 5,651,664 shares were outstanding under the Plan, collectively representing 5.7% of Gran Tierra’s 99,988,644 shares of common stock issued and outstanding as of April 1, 2008 (the “Outstanding Capital Stock”), which number includes 11,827,776 shares of common stock issuable upon the exchange of outstanding Exchangeable Shares; and

•	The entire 9,000,000 shares issued or issuable under the Plan represents 9.0% of Gran Tierra’s Outstanding Capital Stock.

Eligibility

Employees (including officers), directors, and consultants of both Gran Tierra and its affiliates are eligible to receive all types of awards under the Plan. No person may be granted awards under the Plan exercisable for more than 1,000,000 shares of common stock during any calendar year (“Section 162(m) Limitation”).

Terms of Options

The following is a description of the permissible terms of options under the Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment. The exercise price of options may not be less than 100% of the fair market value of the common stock on the date of grant, except as provided in the amendments as described above. The Plan defines the “fair market value” of the common stock on any given date as the closing price on that date for such stock (or the closing bid, if no sales were reported) as quoted on the exchange or market with the greatest volume of trading in the common stock. If options were granted to covered executives with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See “U.S. Federal Income Tax Information.” The closing price of Gran Tierra’s common stock as reported on the American Stock Exchange on April 24, 2008 was $[---] per share.

The exercise price of options granted under the Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (1) by delivery of other common stock of Gran Tierra, (2) pursuant to a deferred payment arrangement or (3) in any other form of legal consideration acceptable to the Board. The Plan does not provide for financial assistance in exercising stock options.

Option Exercise. Options granted under the Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Shares covered by currently outstanding options under the Plan typically vest over a three year period in three annual installments during the participant’s employment by, or service as a director or consultant to, Gran Tierra or an affiliate (collectively, “service”). Shares covered by options granted in the future under the Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows Gran Tierra to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing Gran Tierra to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned common stock of Gran Tierra or by a combination of these means.

Limitations with respect to Insiders and Consultants. The Plan, as a result of the amendments, provides that: (1) the maximum number of shares of common stock which may be reserved for issuance to Insiders, at any time, under the Plan and any other share compensation arrangement of Gran Tierra shall be 10% of the common stock issued and outstanding; (2) the maximum number of shares of common stock which may be issued to Insiders under the Plan, at any time, and any other share compensation arrangement within any 12-month period shall be 10% of the common stock outstanding; (3) the maximum number of shares of common stock which may be issued to any one Insider and such Insider’s associates under the Plan, at any time, within a 12-month period shall be 5% of the common stock outstanding; and (4) the number of stock options granted to any one consultant in any 12-month period under the Plan shall not exceed 2% of the issued and outstanding shares of common stock at the time of grant.

Term.

The maximum term of options under the Plan is 10 years. Options under the Plan generally terminate three months after termination of the participant’s service unless (1) such termination is due to the participant’s permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (2) the participant dies before the participant’s service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (3) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

The option term generally may be extended in the event that exercise of the option within these periods is prohibited. A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), then the option will terminate on the earlier of (1) the expiration of the term of the option or (2) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Terms of Restricted Stock Awards and Purchases of Restricted Stock

Payment.

The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 100% of the fair market value of Gran Tierra’s common stock on the date of purchase. The Board may award stock bonuses in consideration of past services without a purchase payment.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Plan must be paid either in cash at the time of purchase or at the discretion of the Board, (1) by delivery of other common stock of Gran Tierra, (2) pursuant to a deferred payment arrangement or (3) in any other form of legal consideration acceptable to the Board.

Vesting.

Shares of stock sold or awarded under the Plan may, but need not be, subject to a repurchase option in favor of Gran Tierra in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Plan.

Restrictions on Transfer.

Rights under a stock bonus or restricted stock bonus agreement may be transferred only upon the terms and conditions of the award agreement as the Board shall determine in its discretion, except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

Stock Appreciation Rights

The Plan authorizes the grant of stock appreciation rights. Stock appreciation rights entitle the participant to receive upon exercise an appreciation distribution equal to the fair market value of that number of share equivalents in which the participant is vested under the independent stock appreciation rights less the fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. The Plan defines the “fair market value” of the common stock on any given date as the closing price on that date for such stock (or the closing bid, if no sales were reported) as quoted on the exchange or market with the greatest volume of trading in the common stock. Appreciation distributions payable upon exercise of stock appreciation rights may, at the Board’s discretion, be made in cash, in shares of stock or a combination thereof.

Restrictions on Transfer

The Board may grant stock options that are transferable to the extent provided in the stock option agreement. Options generally are not transferable, except by will or by the laws of descent and distribution. Shares subject to repurchase by Gran Tierra under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Adjustment Provisions

Transactions not involving receipt of consideration by Gran Tierra, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type(s), class(es) and number of shares of common stock subject to the Plan and outstanding awards. In that event, the Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the Plan, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Transactions

In the event of (1) the sale, lease, license or other disposition of all or substantially all of the assets of Gran Tierra, (2) the sale or other disposition of all or substantially all of the outstanding securities of Gran Tierra, or (3) certain specified types of merger, consolidation or similar transactions (collectively, “corporate transaction”), any surviving or acquiring corporation may continue or assume awards outstanding under the Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume such awards or substitute similar awards, then with respect to awards held by participants whose service with Gran Tierra or an affiliate has not terminated as of the effective date of the corporate transaction, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and the awards will terminate if not exercised (if applicable) at or prior to such effective date.

The Plan provides, that in the event of certain change of control events, any outstanding stock awards may be subject to additional acceleration of vesting and exercisability upon or after such change of control event, if such acceleration is provided for in the individual award holder’s stock award agreement

The acceleration of an award in the event of a corporate transaction or a change in control event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Gran Tierra.

Duration, Amendment and Termination

The Board may suspend or terminate the Plan without stockholder approval or ratification at any time or from time to time.

The Board may also amend the Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of Gran Tierra within 12 months before or after its adoption by the Board to the extent such approval is necessary to satisfy the requirements of Section 422 of the Code, no amendments to stock awards could be made if the common stock is listed on the TSX unless approved by the stockholders to the extent necessary to satisfy the rules of the TSX, and no amendment may reduce the exercise price or extend the term of an option granted to an Insider, unless approved by a majority of disinterested stockholders. The Board may, in its discretion, submit any other amendment to the Plan for stockholder approval.

U.S. Federal Income Tax Information

Stock Options, Restricted Stock Purchase Awards and Stock Bonuses.

Stock options, restricted stock purchase awards and stock bonuses granted under the Plan generally have the following federal income tax consequences. There are no tax consequences to the participant or Gran Tierra by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, Gran Tierra is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Gran Tierra will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights.

No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, Gran Tierra is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, Gran Tierra will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Company Deductions.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from Gran Tierra, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (1) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (2) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Awards to purchase restricted stock and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (1) the award is granted by a compensation committee comprised solely of “outside directors,” (2) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (3) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (4) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount — or formula used to calculate the amount — payable upon attainment of the performance goal).

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2008 by (1) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of the common stock; (2) each of our directors and named executive officers; and (3) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is 300, 611-10th Avenue, S.W., Calgary, Alberta T2R 0B2, Canada. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days following April 1, 2008 are deemed outstanding for computing the share and percentage ownership of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person. All share numbers and ownership percentage calculations below assume that all Exchangeable Shares have been converted on a one-for-one basis into corresponding shares of our common stock.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class
Dana Coffield (2)	2,009,663	2.01%
Martin Eden (3)	89,000	*
Max Wei (4)	1,871,335	1.87%
Rafael Orunesu (5)	1,951,349	1.95%
Edgar Dyes (6)	33,334	*
Jeffrey Scott (7)	2,647,195	2.64%
Walter Dawson (8)	3,055,953	3.04%
Verne Johnson (9)	1,858,714	1.86%
Nicholas G. Kirton (10)	—	*
James R. Hart (11)	1,688,889	1.69%
Greywolf Capital Management LP (12)	7,337,001	7.10%
U.S. Global Investors, Inc. (13)	6,409,017	6.31%
Directors and officers as a group (total of 10 persons) (14)	15,205,432	14.87%

* Less than 1%

(1)
Beneficial ownership is calculated based on 99,988,644 shares of common stock issued and outstanding as of April 1, 2008, which number includes 11,827,776 shares of common stock issuable upon the exchange of the Exchangeable Shares issued to certain former holders of Gran Tierra Canada’s common stock. Beneficial ownership is determined in accordance with Rule 13d-3 of the SEC. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 1, 2008. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

(2)
The number of shares beneficially owned includes an option to acquire 175,001 shares of common stock exercisable within 60 days of April 1, 2008, and shares issuable upon exercise of warrants to acquire 48,327 shares of common stock exercisable within 60 days of April 1, 2008. The number of shares beneficially owned also includes 1,689,683 Exchangeable Shares.

(3)
The number of shares beneficially owned includes an option to acquire 75,000 shares of common stock exercisable within 60 days of April 1, 2008. The number beneficially owned includes 14,000 shares of common stock directly owned by Mr. Eden’s spouse.

(4)
The number of shares beneficially owned includes an option to acquire 141,668 shares of common stock exercisable within 60 days of April 1, 2008, and shares issuable upon exercise of a warrant to acquire 13,328 shares of common stock exercisable within 60 days of April 1, 2008. The number of shares beneficially owned also includes 1,689,683 Exchangeable Shares.

(5)
The number of shares beneficially owned includes an option to acquire 141,668 shares of common stock exercisable within 60 days of April 1, 2008, and shares issuable upon exercise of a warrant to acquire 40,000 shares of common stock exercisable within 60 days of April 1, 2008. The number of shares beneficially owned also includes 1,689,683 Exchangeable Shares.

(6)	The number of shares beneficially owned includes an option to acquire 33,334 shares of common stock exercisable within 60 days of April 1, 2008,
(7)
The number of shares beneficially owned includes an option to acquire 133,334 shares of common stock exercisable within 60 days of April 1, 2008, and shares issuable upon exercise of warrants to acquire 274,991 shares of common stock exercisable within 60 days of April 1, 2008. The number of shares beneficially owned also includes 1,688,889 Exchangeable Shares.

(8)
The number of shares beneficially owned includes an option to acquire 83,334 shares of common stock exercisable within 60 days of April 1, 2008. The number beneficially owned also includes shares issuable upon exercise of warrants to acquire 375,000 shares of common stock exercisable within 60 days of April 1, 2008, of which warrants to acquire 275,000 shares are held by Perfco Investments Ltd. (“Perfco”). The number of shares beneficially owned also includes 550,000 shares of common stock directly owned by Perfco and 158,730 shares of common stock directly owned by Mr. Dawson’s spouse. The number of shares beneficially owned includes 1,688,889 Exchangeable Shares, of which 1,587,302 are held by Perfco. Mr. Dawson is the sole owner of Perfco and has sole voting and investment power over the shares beneficially owned by Perfco. Mr. Dawson disclaims beneficial ownership over the shares owned by Mr. Dawson’s spouse.

(9)
The number of shares beneficially owned includes an option to acquire 83,334 shares of common stock exercisable within 60 days of April 1, 2008, and shares issuable upon exercise of a warrant to acquire 112,496 shares of common stock exercisable within 60 days of April 1, 2008. The number of shares beneficially owned includes 1,292,063 Exchangeable Shares, of which 396,825 are held by KristErin Resources, Ltd., a private family-owned business of which Mr. Johnson is the President. Mr. Johnson has sole voting and investment power over the shares held by KristErin Resources, Ltd.

(10)	Mr. Kirton joined the Board on March 27, 2008.
(11)
Based on information received February 11, 2008. The number of shares beneficially owned includes 1,688,889 shares of common stock issuable upon the exchange of Exchangeable Shares. Mr. Hart was formerly our Chief Financial Officer, Chief Strategy Officer and a member of the Board.

(12)
Greywolf Capital Management LP is the investment manager for (a) Greywolf Capital Overseas Fund (“GCOF”), which owns 2,871,720 shares of common stock and a warrant to acquire 2,400,000 shares of common stock exercisable within 60 days of April 1, 2008, and (b) Greywolf Capital Partners II (“GCP”), which owns 1,131,947 shares of common stock and a warrant to acquire 933,334 shares of common stock exercisable within 60 days of April 1, 2008. William Troy has the power to vote and dispose of the shares of common stock beneficially owned by GCOF and GCP. The address for Greywolf Capital Management LP is 4 Manhattanville Road, Purchase, NY 10577.

(13)
Based on information received as of February 11, 2008. Includes shares beneficially owned by US Global Investors — Global Resources Fund (the “Global Fund”) and Meridian Global Energy and Resources Fund Ltd. (the “Meridian Resources Fund”). The Global Fund owns 3,883,675 shares of common stock and a warrant to acquire 1,550,000 shares of common stock exercisable within 60 days of April 1, 2008. The Meridian Resources Fund owns 858,675 shares of common stock and a warrant to acquire 116,667 shares of common stock exercisable within 60 days of April 1, 2008. U.S. Global Investors has the power to vote and dispose of the shares of common stock beneficially owned by the Global Fund and the Meridian Resources Fund. The address for US Global Investors, Inc. is 7900 Callaghan Road, San Antonio, Texas 78229.

(14)
The number of shares beneficially owned includes options to acquire 1,004,174 shares of common stock exercisable within 60 days of April 1, 2008, and warrants to acquire 1,276,643 shares of common stock exercisable within 60 days of April 1, 2008. The number of shares beneficially owned also includes 11,428,573 Exchangeable Shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Gran Tierra. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

All dollar amounts discussed below are in U.S. dollars. To the extent that contractual amounts are in Canadian dollars, they have been converted into US dollars for the purposes of the discussion below at an exchange rate of one Canadian dollar to US$0.9881, for discussion of 2008 salary and 2007 bonus amounts which is the conversion rate at December 31, 2007, and one Canadian dollar to US$0.8581 for discussion of 2007 salary and 2006 bonus amounts, which is the conversion rate at December 31, 2006.

Compensation Objectives

The overall objectives of our compensation program are to attract and retain key executives who are the best suited to make our company successful and to reward individual performance to motivate our executives to accomplish our goals.

Compensation Process

The Compensation Committee recommends amounts of compensation for the Chief Executive Officer for approval by our board of directors. Our Chief Executive Officer recommends amounts of compensation for our other executive officers to our Compensation Committee, which considers these recommendations in connection with the goals and criteria discussed below. The Compensation Committee then makes its determination, taking our Chief Executive Officer’s recommendations into account, and makes its recommendations to our board of directors for approval.

Our practice is to consider compensation annually (at year-end), including the award of equity based compensation. Prior to 2007, our compensation practices were largely discretionary. During 2007, we have adopted an increasingly formalized framework whereby our Compensation Committee has defined items of corporate performance to be considered in future compensation, which include budget targets (production, reserves, capital expenditures, operating costs), and which it expects will include financial measures (e.g., liquidity) and share price performance, in addition to other objectives. Our Compensation Committee has defined elements of personal performance to be met by the achievement of agreed objectives. This process was initiated by the Chief Executive Officer, whose objectives have been documented and accepted by the board of directors. Objectives for the remaining executives are within the context of the Chief Executive Officer’s objectives and include other, more specific goals.

Elements of Compensation

Our Compensation Committee, which consists of three non-executive directors, has determined that we shall have three basic elements of compensation — base salary, cash bonus and equity incentives. Each component has a different purpose.

We believe that base salaries at this stage in our growth must be competitive in order to retain our executives. We believe that principal performance incentives should be in the form of long-term equity incentives given the financial resources of our company and the longer-term nature of our business plan. Long-term incentives to date have been in the form of stock options but our equity plan also provides for other incentive forms, such as restricted stock and stock bonuses, which the Compensation Committee is not considering at this time. Short-term cash bonuses are a common element of compensation in our industry and among our peers to which we must pay attention, but our ability and desire to use cash bonuses are closely tied to the immediate cash resources of our company. The Compensation Committee ultimately considers the split between the three forms of compensation relative to our peers for each position, relative to the contributions of each executive, and the operational and financial achievements of our company and our financial resources. This exercise has been based on consensus among the members of the Compensation Committee.

Executive compensation through 2005 and the first part of 2006 was sufficient to attract and retain our management team but had fallen significantly behind industry norms by the end of 2006 and as our company grew beyond a start-up phase. In late-2006, the Compensation Committee determined that it was necessary to review compensation and subscribed to the compensation survey described below as a starting point for a more structured and competitive compensation process. Our goal is to provide competitive compensation and an appropriate compensation structure for an emerging oil and gas company relative to our stage of growth, financial resources and success.

Third Party Source Used

In late 2006, we subscribed to the “2006 Mercer Total Compensation Survey for the Petroleum Industry,” which covers oil and gas companies located in Canada, and which presents compensation components and statistical ranges by position description for peer groupings within the industry. The survey is published annually and is widely recognized as a leading survey of its kind in Canada. In 2007, the company subscribed to the “2007 Mercer Total Compensation Survey for the Petroleum Industry” in order to provide information for 2008 salaries and 2007 bonuses.

The survey provider is Mercer Human Resource Consulting. The primary purpose of the survey is to collect and consolidate meaningful data on salaries and benefits in the oil and gas industry in Canada, including those with international operations. The original survey participants were 158 companies in the oil and gas industry based in Canada, including those with international operations. The survey divided the 158 companies into six peer groups based on relative levels of production and revenues. There are 48 companies in our peer group with average production between 1,000 and 4,000 barrels of oil equivalent per day, including those with international operations. The results of the survey and the participants are confidential and cannot be disclosed in accordance with the confidentiality agreement signed with the survey provider.

Salary

Salary amounts for our executive officers for 2006 were pre-determined based on individually-negotiated agreements with each of the executive officers when they joined our company. Prior to November 2005, we were a private Canadian company incorporated in January 2005. For 2005 and for 2006, the four inaugural executives of our company received the same base salary of approximately $150,000 per year. Rafael Orunesu, who is President of our operations in Argentina, was the first hire of our company in March 2005. Mr. Orunesu negotiated his employment agreement directly with our board of directors. Dana Coffield, James Hart and Max Wei, who are located in Calgary, joined Gran Tierra in May 2005 and collectively negotiated terms of their employment with our board of directors. As a start-up company with limited financial resources, base salary in all instances was a discount to prior base salaries for each executive at their previous employer. All executives agreed to the same base compensation to reflect the team nature of the venture. All signed employment agreements outlined the potential for base salary increases, equity incentives and cash bonuses if deemed appropriate by the board of directors. The agreements did not specify the amount or any criteria for determining the bonuses and equity incentives, and so these determinations may be made by our board of directors in its sole discretion. The executives purchased founding shares to substantiate their commitment to our company and provide additional financial incentives.

In April 2006, Mr. Dyes became our President, Argosy Energy/Gran Tierra Energy Colombia. He too negotiated his employment agreement, which provided for his annual base salary of $105,000 plus an annual supplemental salary of up to $42,000, the exact amount to be determined by the amount of time that he spends in Colombia in excess of what is required under the employment agreement. This agreement, too, did not specify the amount or any criteria for determining the bonuses and equity incentives, and so these determinations may be made by our board of directors in its sole discretion.

In January 2007, Mr. Eden became our Chief Financial Officer. The terms of Mr. Eden’s employment agreement were individually negotiated by Mr. Eden, and are described below in “Agreements with Executive Officers”. The agreement did not specify the amount or any criteria for determining the bonuses and equity incentives, and so these determinations may be made by our board of directors in its sole discretion.

James Hart, our previous Chief Financial Officer, continued as an employee in the capacity of Chief Strategy Officer until February 28, 2007. After his resignation as an employee, he continued with the company as a director until October 10, 2007, at which time he resigned his directorship.

Base salaries for 2008 will be as follows:
Mr. Coffield — $261,847
Mr. Eden — $233,439
Mr. Wei — $216,809
Mr. Orunesu — $207,000
Mr. Dyes — $220,000

For 2007, the Compensation Committee recommended to the board of directors, and our board of directors approved, modest increases to the salaries of our executive officers, so that their annual salaries for 2007 were as follows:

Mr. Coffield — $214,525
Mr. Hart — $193,073
Mr. Wei — $171,620
Mr. Orunesu — $180,000
Mr. Dyes — $180,000
Mr. Eden — $193,073

Base salaries were determined by our Compensation Committee based upon its review of the Mercer survey, targeting the 50th—70th percentile as being appropriate to retain the services of our executives, the exact amount determined by the Compensation Committee’s subjective assessment of the appropriate salary for each executive given their performance and roles within our company.

Bonus

In 2006, our Compensation Committee used the Mercer survey to establish bonuses for our executives. In doing so, the Compensation Committee targeted the 50th — 75th percentile for the position within the peer group for the industry as being appropriate to retain the services of our executives. In doing so, the Compensation Committee did not use any pre-determined criteria or formulas, but rather based its decisions within that range based on its subjective assessment of the executives’ contribution to our company, our company’s operational and financial results, and our financial resources, taken as a whole.

Target bonuses for 2007 for our executive officers were not established. For 2007, our Compensation Committee used the 2007 Mercer survey to establish the level of bonuses for our executives. The Compensation Committee again targeted the 50th — 75th percentile for the position within the peer group for the industry as being appropriate to retain the services of our executives. The Compensation Committee determined bonuses for our executives based on assessment of performance against individual objectives for 2007, in addition to consideration of our company’s operational and financial results, and our financial resources.

The weighting of all of the individual performance objectives and the percentage contribution of the individual performance objectives was assessed by the Compensation Committee in determining bonuses.

Individual objectives defined for 2007 were as follows:

Chief Executive Officer — The principal objectives for our Chief Executive Officer and President, which have been recommended by our Compensation Committee and approved by our board of directors, are as follows:

•	Execute approved $13.5 million capital expenditure work program (within +/- 10% of budget) which includes the drilling of 10 exploration wells, 8 in Colombia and 2 in Argentina.

•	Exit 2007 at production rate of 2,000 barrels of oil per day, net after royalty

•	Add 2.9 million barrels of proven, probable and possible oil reserves

•	Maintain direct finding costs for new oil reserves at $4.67 per barrel

•	Reduce general and administration costs by 10% on a barrel of oil produced basis

•	Reduce operating costs by 10% per barrel of oil produced

•	Environment Health Safety and Security — meet or exceed relevant industry standards; target zero lost time incidents

•	Ensure all regulatory and financial commitments with host government agencies are met

•	Ensure, with Chief Financial Officer, that all financial reporting, controls and procedures, budgeting and forecasting, and corporate governance requirements are identified and maintained

•	Move Gran Tierra off OTC Bulletin Board to senior exchange

•	Resolve current registration statement and associated penalty issues

•	Revise our strategy and position to execute next step change in growth

•	Increase both personal and Gran Tierra exposure to current and potential new shareholder base

Chief Financial Officer — The principal objectives for our Chief Financial Officer are as follows:

•	Maintain, develop and enhance management and financial reporting systems

•	Develop and enhance budgeting and forecasting systems

•	Assist our Chief Executive Officer in developing corporate strategy and long-term plan

•	Ensure compliance with Sarbanes Oxley requirements, including implementation of corporate governance, internal controls and financial disclosure controls

•	Secure additional sources of financing as required

•	Assist our Chief Executive Officer in developing and implementing an investor relations strategy

•	Address tax planning strategies

•	Assist our Chief Executive Officer in developing administration and human resources function

Vice-President, Operations— The principal objectives for the Vice-President, Operations are:

•	Exit 2007 at 2,000 barrels of oil per day, net after royalty

•	Add 2.9 million barrels of proven, probable and possible oil reserves

•	Reduce operating costs by 10% per barrel of oil produced

•	Meet or exceed relevant Environment Health Safety and Security industry standards, targeting zero lost time incidents

•	Design, implement, test and monitor emergency response plans for all operating arenas

•	Complete 2007 drilling/workover program within budget and without incidents

•	Design and manage peer review of all proposed drilling, production and facility upgrade projects, ensuring standardized commercial evaluations are undertaken for each

•
Design and manage post-mortem reviews of all drilling, production and facility upgrade projects, explaining any deviations from plan or budget, and distributing learnings to peers for integration into future projects

•	Identify opportunities from current portfolio of exploration and development leads on our existing land base for 2008 drilling

•	Ensure integration of all IT (Information Technology) applications and hardware in all our operating offices

President, Gran Tierra Energy Colombia and the President, Gran Tierra Argentina— The principal objectives for the President, Gran Tierra Energy Colombia and the President, Gran Tierra Argentina for 2007 have been defined in context of the 2007 Budget, which defines a work program, capital expenditure budget and operating results for the year. No personal objectives have been defined at this time.

Target bonuses for 2008 for our executive officers have not been set. The weighting of all of the individual performance goals have not been determined, nor has the percentage contribution of the individual performance goals to bonus determination been determined, but will be set prior to the end of 2008.

Individual objectives defined for 2008 are as follows:

Chief Executive Officer — The principal objectives for our Chief Executive Officer and President, which have been recommended by our Compensation Committee and approved by our board of directors, are as follows:

•
Execute approved 2008 budget including $56.8 million capital expenditure work program (within +/- 10% of budget) which includes the drilling of 6 development wells in Colombia, and 3 exploration wells, 2 in Colombia and 1 in Argentina.

•	Exit 2008 at production rate of 4,200 barrels of oil per day, net after royalty

•	Improve operating efficiencies to reduce general and administrative costs and operating costs on a barrel of oil produced basis

•
Ensure appropriate Environmental, Health, Safety and Security programs are designed, implemented and monitored to meet or exceed relevant industry standards. Target zero Lost Time Incidents amongst employees

•	Ensure effective community relations programs are designed, implemented and monitored in all of Gran Tierra Energy’s operating environments

•	Finalize Stock Exchange Listings in Canada and US

•
Ensure compliance with Sarbanes Oxley requirements, including implementation of corporate governance, internal controls, and financial disclosure controls, and IT controls, and develop SOX maintenance program for 2008 and beyond

•	Ensure management and financial reporting systems, budgeting and forecasting systems are developed and maintained

•	Ensure all tax, regulatory and contractual obligations are maintained in all jurisdictions where Gran Tierra Energy operates

•	Develop corporate strategy and long-term plan and identify new opportunities to support plan

•	Identify and secure additional sources of equity financing as required

•	Maintain active investor relations program targeting existing and potential new investors (press releases, road shows, analysts coverage and website)

•	Ensure Human Resource staffing, procedures and policies are consistent with the needs to meet 2008 Budget and commitments, and future growth of the company, and SOX compliance

Chief Financial Officer — The principal objectives for our Chief Financial Officer are as follows:

•	Ensure compliance with shareholder and regulatory reporting requirements in US and Canada

•	Finalize and maintain Stock Exchange Listings in Canada and USA

•	Ensure compliance with Sarbanes Oxley requirements, including implementation and maintenance of corporate governance, internal controls and financial disclosure controls

•	Maintain, develop and enhance management, financial reporting, budgeting and forecasting systems

•	Address tax planning strategies

•	Develop and maintain Treasury, IT and Corporate Secretarial functions and systems

•	Assist our Chief Executive Officer in developing corporate strategy and long-term plan

•	Secure additional sources of financing as required

•	Assist our Chief Executive Officer in developing and implementing an investor relations strategy

•	Assist our Chief Executive Officer in developing administration and human resources function

Vice-President, Operations— The principal objectives for the Vice-President, Operations are:

•	Exit 2008 at 4,200 barrels of oil per day, net after royalty

•	Reduce operating costs on a barrel of oil produced basis

•	Meet or exceed relevant Environment Health Safety and Security industry standards, targeting zero lost time incidents

•	Design, implement, test and monitor emergency response plans for all operating arenas

•	Complete 2008 drilling/workover program within budget and without incidents

•	Design and manage peer review of all proposed drilling, production and facility upgrade projects, ensuring standardized commercial evaluations are undertaken for each

•
Design and manage post-mortem reviews of all drilling, production and facility upgrade projects, explaining any deviations from plan or budget, and distributing learnings to peers for integration into future projects

•	Identify opportunities from current portfolio of exploration and development leads on our existing land base for 2009 drilling

President, Gran Tierra Energy Colombia and the President, Gran Tierra Argentina— The principal objectives for the President, Gran Tierra Energy Colombia and the President, Gran Tierra Argentina for 2008 have been defined in context of the 2008 Budget, which defines a work program, capital expenditure budget and operating results for the year. No personal objectives have been defined at this time.

Equity Incentives

In November 2005, an equal number of stock options (162,500) were granted to each executive officer then with our company when we became a public company and under the terms of our 2005 Equity Plan. These awards were deemed appropriate by our board of directors based on its subjective assessment as to the appropriate level, and were equal to reflect the equal contributions of each executive. No options had been granted prior to this time.

In November 2006, our Compensation Committee granted options to each of our executive officers as follows: Mr. Coffield, 200,000 shares; Mr. Hart, 125,000 shares; Mr. Wei, 100,000 shares; Mr. Orunesu, 100,000 shares; and Mr. Dyes, 100,000 shares. The Compensation Committee determined the level of these awards based on the Mercer survey, again targeting the 50th — 75th percentile for the position within the peer group for the industry based on value according to a Black-Scholes calculation. In doing so, the Compensation Committee did not use any pre-determined criteria or formulas, but rather based its decisions within that range based on its subjective assessment of the appropriate incentive level given the executives’ respective roles in our company.

In connection with Mr. Eden joining our company, our Compensation Committee granted him an option to purchase 225,000 shares of our common stock. The amount of the stock options was negotiated with Mr. Eden in connection with the negotiation of his employment agreement.

In December 2007, our Compensation Committee again granted options to each of our executive officers as follows: Mr. Coffield 237,500 shares; Mr. Eden 100,000 shares; Mr. Wei 100,000 shares; Mr. Orunesu 75,000 shares; and Mr. Dyes 200,000 shares. The levels of these awards were based on the 2007 Mercer survey, using the 50th to 75th percentile for the position with in the peer group for the industry based on value according to a Black-Scholes calculation. For 2007, the Compensation Committee also considered elements of individual, business unit and corporate performance in determining grant levels.

Termination and Change in Control Provisions

Our employment agreements with our executive officers contain termination and change in control provisions. These provisions provide that our executive officers will receive severance payments in the event that their employment is terminated other than for “cause” or if they terminate their employment with us for “good reason,” as discussed in “Agreements with Executive Officers” below. The termination and change-in control provisions are industry standard clauses reached with the executives in arms-length negotiations at the time that they entered into the employment agreements with us.

Summary Compensation Table

All dollar amounts set forth in the following tables reflecting executive officer and director compensation are in U.S. dollars.

The following table shows for the fiscal years ended December 31, 2006 and 2007, compensation awarded to or paid to, or earned by, our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers at December 31, 2007 (the “Named Executive Officers”):

Summary Compensation Table for Fiscal 2006 and 2007

Name and				Option	All Other
principal		Salary ($)	Bonus	Awards	Compensation ($)
position	Year	(1)	($)	($) (2)(3)	(4)	Total ($)
Dana Coffield President and Chief Executive Officer	2007	$214,525	$148,215	$112,825		$475,565

	2006	$154,458	$92,250	$23,400	—	$270,108

Martin Eden Vice President, Finance and Chief Financial Officer	2007	$193,073	$74,108	$128,470		$395,651

	2006	N/A	N/A	N/A	—

Rafael Orunesu President, Gran Tierra Argentina	2007	$180,000	$40,000	$55,468		$275,468

	2006	$150,000	$42,907	$11,700	$9,200	$213,807

Max Wei Vice President, Operations	2007	$171,620	$64,227	$57,117		$292,964

	2006	$154,458	$42,907	$17,503	—	$214,868

Edgar Dyes President, Argosy Energy/Gran Tierra Energy Columbia	2007	$180,000	$100,000	$59,828		$339,828

	2006	$138,750	$25,000	—	—	$163,750

James Hart Former Vice President, Finance and former Chief Financial Officer	2007	$32,178	$ N/A	$—		$32,178

	2006	$154,458	$92,250	$14,625	—	$261,133

(1)
Dana Coffield, James Hart, Max Wei and Martin Eden salaries and bonus are paid in Canadian dollars and converted into US dollars for the purposes of the above table at the December 31, 2006 exchange rate of one Canadian dollar to US $0.8581 for 2006 information and at the December 31, 2007 exchange rate of one Canadian dollar to US $0.9881 for 2007 information.

(2)	Granted under terms of our 2005 and 2007 Equity Incentive Plans.

(3)
Assumptions made in the valuation of stock options granted are discussed in Note 6 to our 2006 Consolidated Financial Statements. Reflects the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding estimates of forfeiture.

(4)	Cost of living allowance.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2007, certain information regarding grants of plan-based awards to the Named Executive Officers:

Grants of Plan-Based Awards in Fiscal 2007

		All Other Option Awards:		Grant Date Fair Value of
		Number of Securities	Exercise or Base Price of	Stock and Option
		Underlying Options	Option Awards	Awards
Name	Grant Date	(#)	($/Sh)	($)(1)
Mr. Coffield	12/17/2007	237,500	2.14	$308,750
Mr. Eden	12/17/2007	100,000	2.14	$130,000
Mr. Wei	12/17/2007	100,000	2.14	$130,000
Mr. Orunesu	12/17/2007	75,000	2.14	$97,500
Mr. Dyes	12/17/2007	200,000	2.14	$260,000

(1)
Represents the grant date fair value of such option award as determined in accordance with SFAS 123R. These amounts have been calculated in accordance with SFAS No. 123R using the Black Scholes valuation model.

Agreements with Executive Officers

We have entered into executive employment agreements with all members of our current management team. The employment agreements entered into between Gran Tierra and Dana Coffield, James Hart and Max Wei have identical terms except for the position held by each such person and terms related to participation on the Board for Mr. Coffield and Mr. Hart. The respective employment agreements provide for an initial annual base salary of CDN$180,000 ($154,458 US dollars) and provide (a) for the executive to receive an annual bonus as determined by the Board, and (b) the right to participate in our stock option plans in the event of an initial public offering of our common stock. The bonuses are to be paid within 60 days of the end of the preceding year based on the executive performance. The agreements do not provide for any criteria for determining the magnitude of the bonuses and option grants and, therefore, the determination of the bonuses and grants are in the sole discretion of the Board, using the criteria the Board deem appropriate.

The executives employment agreements became effective on May 1, 2005 and have initial terms of three-years, subject to extension or earlier termination and provide for severance payments to each employee, in the event the employee is terminated without cause or the employee terminates the agreement for good reason, in the amount of two times total compensation for the prior year. “Good reason” includes an adverse change in the executive’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for “cause”). Initial contract terms for Messrs. Coffield, Hart and Wei included rights to purchase 200,000 shares of our common stock before an initial public offering. These rights have been removed, with the mutual consent of Gran Tierra and the applicable executives. All agreements include standard indemnity, insurance, non-competition and confidentiality provisions.

We have also entered into an employment agreement with Mr. Orunesu, through our Ecuadorian subsidiary which provides for an initial annual base salary of $150,000, annual bonuses and options as may be determined by the Board in its sole discretion. The contract includes provision for payment of a cost of living adjustment of $55,200 per year. The agreement became effective on March 1, 2005 and has an initial term of two years, which is subject to extension or earlier termination. The agreement provides for severance payments in the event of the employee’s termination without cause or for good reason, in an amount equal to the salary payable under the employment agreement during any remaining time in the initial two year term. Initial rights provided in Mr. Orunesu’s agreement, to purchase 200,000 shares of our common stock before an initial public offering, have since been removed with mutual consent of us and Mr. Orunesu.

We entered into an employment agreement with Mr. Dyes, President of Gran Tierra Colombia, formerly Argosy Energy International, which provides for an initial base salary of $108,000 per year plus a supplemental amount of up to $42,000 per year if he provides services in excess of 15 days per month in Colombia. In addition, the agreement provides for an annual bonus along the same terms as described above for Messrs. Coffield, Hart and Wei, as well as the right to participate in our company’s stock option plans, without specifying the amount or criteria used. The contract became effective on April 1, 2006 and terminated on April 1, 2008. Mr. Dyes also receives reasonable living expenses while performing his duties in Colombia. The agreement provides for severance payments equal to the amount of base salary plus bonus received for the prior 12-month period in the event of termination without cause, termination for good reason or termination for disability, prorated for the remaining term of the agreement, payable within 30 days.

On December 1, 2006, we entered into an executive employment agreement with Mr. Eden that provides for an initial annual base salary of CDN$ 225,000 ($193,073) In addition, the agreement provides for an annual bonus along the same terms as described above of Messrs. Coffield, Hart and Wei, as well as the right to participate in our company’s stock option plans, without specifying the amount of criteria used. Mr. Eden’s employment agreement became effective on January 2, 2007 and has an initial term of three years, subject to extension or earlier termination and provides for severance payments, in the event he is terminated without cause or terminates the agreement for good reason, in the amount of the greater of total cash compensation of the remaining term and one year’s total cash compensation, with total cash compensation meaning annualized salary plus bonus for the prior 12-month period. “Good reason” includes an adverse change in the Mr. Eden’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for “cause”). Mr. Eden’s employment agreement includes customary indemnity, insurance, non-competition and confidentiality provisions.

On January 1, 2007, Mr. Hart resigned his position as Vice President Finance and CFO, but remained with the company in an executive capacity as Chief Strategy Officer. On February 28, 2007 Mr. Hart resigned as an employee of the company. He remained as a director until October 10, 2007.

Outstanding Equity Awards at Fiscal Year-Ynd.

The following table shows for the fiscal year ended December 31, 2007, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

The following table provides information concerning unexercised options for each Named Executive Officer outstanding as of December 31, 2007.

	Number of Securities		Number of Securities
	Underlying		Underlying Unexercised
	Unexercised Options		Options
	(#)		(#)		Option Exercise Price	Option Expiration
Name	Exercisable		Unexercisable		($)	Date
Dana Coffield	108,333	(1)	54,167	(2)	$0.80	11/10/2015
	66,666	(3)	133,334	(4)	$1.27	11/8/2016
			237,500	(6)	$2.14	12/17/2017

Martin Eden			225,000	(5)	$1.19	01/02/2017
			100,000	(6)	$2.14	12/17/2017

Max Wei	108,333	(1)	54,167	(2)	$0.80	11/10/2015
	33,333	(3)	66,666	(4)	$1.27	11/8/2016
			100,000	(6)	$2.14	12/17/2017

Rafael Orunesu	108,333	(1)	54,167	(2)	$0.80	11/10/2015
	33,333	(3)	66,667	(4)	$1.27	11/8/2016
			75,000	(6)	$2.14	12/17/2017

Edgar Dyes	33,333	(3)	66,667	(4)	$1.27	11/8/2016
			200,000	(6)	$2.14	12/17/2017

James Hart	54,167	(7)			$0.80	01/10/2008

(1)	The right to exercise the option vested one half on November 10, 2006 and one half on November 10, 2007.

(2)	The right to exercise the option will vest on November 10, 2008, in such case if the option holder is still employed by Gran Tierra on such date.

(3)	The right to exercise the option vested on November 8, 2007.

(4)	The right to exercise one-half of the option will vest on each of November 8, 2008 and November 8, 2009, in each such case if the option holder is still employed by Gran Tierra on such date.

(5)
The right to exercise one-third of the option will vest on each of January 2, 2008, January 2, 2009 and January 2, 2010 in each such case if the option holder is still employed by Gran Tierra on such date.

(6)
The right to exercise one third of the option will vest on each of December 17, 2008, December 17, 2009 and December 17, 2010 in each such case if the option holder is still employed by Gran Tierra on such date.

(7)	The right to exercise the option vested on November 10, 2006.

Potential Payouts Upon Termination or Change in Control

In the event of a termination for “good reason” including a change in control of the company, Messrs. Coffield, Eden and Wei are eligible to receive a payment of two times the prior year’s total compensation. Payment to Mr. Orunesu is equal to salary payable under the agreement from the time of the event to the remaining term of the contract. Payment to Mr. Dyes is equal to prior year compensation. Mr. Hart was previously entitled to contractual severance arrangements consistent with those of Messrs. Coffield, Eden and Wei. However, Mr. Hart left service as an officer of the company in February 2007. If a change of control had occurred on December 31, 2007, and our named executive officers terminated for good reason, or if they were terminated other than for cause, they would have received the following payments:

Name	Payment
Mr. Coffield	$725,480
Mr. Eden	$534,362
Mr. Wei	$471,694
Mr. Orunesu	$0
Mr. Dyes	$280,000

DIRECTOR COMPENSATION

Name	Director Compensation	Option Awards ($)(1)	Total ($)
Jeffrey Scott	$71,437	$60,116	$131,553
Walter Dawson	$40,331	$30,656	$70,987
Verne Johnson	$61,569	$30,656	$92,225
Nadine C. Smith(2)	$55,347	$30,656	$86,003
James Hart (3)	$16,518	$—	$16,518

(1)
The stock options were granted under terms of our 2005 Equity Incentive Plan in 2005. Assumptions made in the valuation of stock options granted are discussed in Note 6 to our 2006 Consolidated Financial Statements. Reflects the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding estimates of forfeiture.

(2)	Ms. Smith resigned as a director effective March 27, 2008.

(3)	Mr. Hart resigned as a director effective October 10, 2007.

There were no compensation arrangements in place in 2006 for the members of the Board who are not also our employees. In 2007, we paid a fee of $12,872 per year to each director who serves on the Board and an additional $12,872 per year for the chairman of the Board. We also paid an additional fee of $6,436 per year for each committee chair (except for the audit committee) and $4,291 for each committee member (except for the audit committee). The audit committee chair was paid a fee of $25,743 per year and each member paid $12,872 per year. In addition, a fee of $644 was paid for each meeting attended. Directors who are not our employees are eligible to receive awards under our 2005 and 2007 Equity Incentive Plan. Compensation arrangements with the directors who are also our employees are described in the preceding sections of this prospectus under the heading “Executive Compensation.”

TRANSACTIONS WITH RELATED PERSONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2007, there have been no transactions, or proposed transactions, to which we are or were a party, in which any of our directors or executive officers, any nominee for election as a director, any persons who beneficially owned, directly or indirectly, shares with more than 5% of the common stock or any relatives of any of the foregoing had or is to have a direct or indirect material interest, except for the amendments of warrants issued in our June 2006 financing.

In June 2006, we completed the sale of 50,000,006 units for gross proceeds totaling $75,000,009, less issue costs of $6,306,699. Each unit consisted of one share of our common stock at $1.50 per share and a warrant to purchase one-half share of our common stock for a period of five years at an exercise price of $1.75 per whole share. Participating in this financing were the following related persons of our company:

Name	# Units Purchased	Purchase Price
Dana Coffield (1)	66,667	$100,001
Jeffrey Scott (2)	100,000	$150,000
William Scott (3)	100,000	$150,000
Verne G. Johnson (4)	100,006	$150,009
Perfco Investments Ltd. (5)	200,000	$300,000
Nadine C. Smith and John Long, Jr. (6)	100,000	$150,000
Rafael Orunesu (7)	80,000	$120,000
Max Wei (8)	26,656	$39,984
Greywolf Capital Management LP (9)	6,666,667	$10,000,001
Millennium Global Investments Limited (10)	3,335,000	$5,002,500
US Global Investors, Inc. (11)	3,333,333	$5,000,000

(1)	Mr. Coffield is a director of our company and our Chief Executive Officer.

(2)	Mr. Jeffrey Scott is a director and is Chairman of our company.

(3)	Mr. William Scott is the father of Jeffrey Scott, a director and chairman of our company.

(4)	Mr. Johnson is a director of our company.

(5)	Perfco Investments Ltd. is a company, the sole owner of which is Mr. Walter Dawson, a director of our company.

(6)	Ms. Smith is a former director of our company. John Long Jr. was the husband of Ms. Smith at the time of purchase.

(7)	Mr. Orunesu is the President of Gran Tierra Energy Argentina, our Argentinean subsidiary.

(8)	Mr. Wei is our Vice President, Operations.

(9)
Consists of 4,800,000 units purchased by Greywolf Capital Overseas Fund LP, and 1,866,667 units purchased by Greywolf Capital Partners II, LP. See Note 12 to the Principal Stockholders table contained elsewhere in this prospectus.

(10)
Consists of 2,668,000 units purchased by Millennium Global High Yield Fund Limited, and 667,000 units purchased by Millennium Global Natural Resources Fund Limited. See Note 13 to the Principal Stockholders table contained elsewhere in this prospectus.

(11)
Consists of 3,100,000 units purchased by US Global Investors — Global Resources Fund, and 233,333 units purchased by US Global Investors — Balanced Natural Resources Fund . See Note 14 to the Principal Stockholders table contained elsewhere in this prospectus.

In June 2007 we amended the terms of all of the warrants issued to the investors in the June 2006 offering, which extended the term of the warrants for one year, and decreased the exercise price of the warrants to $1.05. In exchange, the investors waived their right to receive cash payments in the amount of the accrued liquidated damages of approximately $8,625,000. The above parties automatically participated in the amendment of the warrants and waiver of the liquidated damages.

We have not engaged in any transactions with promoters or founders in which a promoter or founder has received any type of consideration from us.

Policies and Procedures

Our company discourages transactions with related persons. Potential related persons transactions are to be referred to our Chief Executive Officer, and brought to the attention of the Board if material.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Gran Tierra stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to Gran Tierra Energy, Inc., Martin Eden, Secretary, 300, 611-10th Avenue, S.W., Calgary, Alberta, Canada, T2R 0B2 or contact Martin Eden at (403) 265-3221.  Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Martin Eden
Martin Eden
Secretary

April [—], 2008

A copy of Gran Tierra’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2007 is available without charge upon written request to: Gran Tierra Energy Inc., 300, 611-10th Avenue, S.W., Calgary, Alberta, Canada, T2R 0B2, Attention: Corporate Secretary.

VOTE BY INTERNET - www.proxyvote.com

GRAN TIERRA ENERGY INC. C/O AL PALOMBO 1370 AVENUE OF THE AMERICAS SUITE 902 NEW YORK, NY 10019
Use  the  Internet  to  transmit  your  voting  instructions and for electronic delivery of information up until 11:59 P.M. Mountain Time on June 15, 2008. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Gran Tierra Energy  Inc. in mailing future proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to Gran Tierra Energy Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	GRNTR1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

GRAN TIERRA ENERGY INC.

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3.

Vote On Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below

1.	To elect as Directors of Gran Tierra Energy Inc., the nominees listed below.

01)	Dana Coffield	04)	Verne Johnson	☐	☐	☐
02)	Jeffrey Scott	05)	Nicholas G. Kirton
03)	Walter Dawson

Vote  On  Proposals

		For	Against	Abstain
2.	Proposal to ratify amendments to our Bylaws, as required by the Toronto Stock Exchange, which amendments enable us to comply with the listing requirements of the Toronto Stock Exchange.	☐	☐	☐

3.
Proposal to ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of Gran Tierra Energy Inc. for its fiscal year ending December 31, 2008.
		☐	☐	☐

Signature	Signature (Joint Owners)

Date	Date

GRAN TIERRA ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2008
The stockholders hereby appoint Martin Eden and Dana Coffield, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock and Special Voting Stock of Gran Tierra Energy Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Mountain Time on June 16, 2008, at 300 611-10th Avenue S.W., Calgary, Alberta T2R 0B2 Canada, and any adjournments or postponements thereof, hereby revoking all previous proxies, with all powers the stockholders would possess if present, on all matters mentioned in the Notice of Annual Meeting dated April 28, 2008, and such other matters as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE OR VOTE ONLINE AS INSTRUCTED IN THIS PROXY CARD. CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

GRAN TIERRA ENERGY INC.

VOTING DIRECTION FOR HOLDERS OF
EXCHANGEABLE SHARES OF GRAN TIERRA ENERGY INC.

The undersigned holder (the “Holder”) of exchangeable shares (“Exchangeable Shares”) of Gran Tierra Energy Inc. has the right to instruct Olympia Trust Company (the “Trustee”) in respect of the exercise of their votes at the Annual Meeting of Stockholders Gran Tierra Energy Inc. (the “Company”) to be held on June 16, 2008 (the “Meeting”), as follows:

•	To instruct the Trustee to exercise the votes to which the Holder is entitled as indicated below; OR

•	To instruct the Trustee to appoint a representative of the Company’s management as proxy to exercise the votes to which the Holder is entitled as indicated below; OR

•	To instruct the Trustee to appoint the Holder, or the Holder’s designee as a proxy to exercise personally the votes to which the Holder is entitled as indicated below.

The Holder directs that their Exchangeable Shares be voted as follows:

1. VOTE FOR _____ or WITHHOLD FROM VOTING ON _____ the election of Dana Coffield as a director of the Company, to serve for the ensuing year and until his successor is elected.
2. VOTE FOR _____ or WITHHOLD FROM VOTING ON _____ the election of Jeffrey Scott as a director of the Company, to serve for the ensuing year and until his successor is elected.
3. VOTE FOR _____ or WITHHOLD FROM VOTING ON _____ the election of Walter Dawson as a director of the Company, to serve for the ensuing year and until his successor is elected.
4. VOTE FOR _____ or WITHHOLD FROM VOTING ON _____ the election of Verne Johnson as a director of the Company, to serve for the ensuing year and until his successor is elected.
5. VOTE FOR _____ or WITHHOLD FROM VOTING ON _____ the election of Nicholas G. Kirton as a director of the Company, to serve for the ensuing year and until his successor is elected.
6. VOTE FOR _____ or VOTE AGAINST _____ or ABSTAIN FROM VOTING ON _____ the resolution to ratify amendments to our Bylaws, as required by the Toronto Stock Exchange, which amendments enable the Company to comply with the listing requirements of the Toronto Stock Exchange.

7. VOTE FOR _____ or VOTE AGAINST _____ or ABSTAIN FROM VOTING ON _____ the resolution to ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2008.

IMPORTANT NOTE: IF NO DIRECTION IS MADE, FOR OR AGAINST, THE HOLDER’S EXCHANGEABLE SHARES WILL NOT BE VOTED

SEE REVERSE FOR MORE VOTING INSTRUCTIONS

PLEASE SELECT ONE OF THE FOLLOWING:
☐	Direct the Trustee to Vote Exchangeable Shares The holder hereby directs the Trustee to vote as indicated.

☐
Appointment of Company Management as Proxy
The Holder hereby appoints Martin Eden and Dana Coffield, as proxyholder of the Holder, with power of substitution, and authorizes them to represent and vote, as indicated above, all of the Exchangeable Shares which the Holder may be entitled to vote at the Meeting, and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting.

☐
Appointment of the Holder, or the Holder’s Designee as Proxy
The Holder hereby appoints _________________________________ as proxyholder of the Holder and authorizes them to represent and vote, as indicated above, all of the Exchangeable Shares which the Holder may be entitled to vote at the Meeting, and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Meeting.

IF THE HOLDER DOES NOT COMPLETE ONE OF THE FOREGOING, COMPLETES MORE THAN ONE OF THE FOREGOING OR COMPLETES THE THIRD SELECTION BUT DOES NOT SPECIFY A DESIGNEE, THE HOLDER WILL BE DEEMED TO HAVE DIRECTED THE TRUSTEE TO VOTE THEIR EXCHANGEABLE SHARES AS INDICATED.

DATED: ________________, 2008.	Signature of Holder

Name of Holder

Number of Exchangeable Shares Held

NOTES:

1.
This voting direction will not be valid and not be acted upon unless it is completed as outlined herein and delivered to Olympia Trust Company, 2300, 125 - 9th Avenue S.E.., Calgary, Alberta T2G 0P6, by 4:30 p.m. Mountain Daylight Time on June 11, 2008, or not less than 48 hours before the time set for the holding of any adjournment(s) thereof. The voting direction is valid only for the Meeting or any adjournment(s) of the Meeting.

2.	If this voting direction is not signed by the Holder of Exchangeable Shares, the votes to which the Holder of the Exchangeable Shares is entitled will not be exercised.

3.	If the Holder is a corporation, its corporate seal must be affixed or it must be signed by an officer or attorney thereof duly authorized.

4.	This voting direction must be dated and the signature hereon should be exactly the same as the name in which the Exchangeable Shares are registered.

5.	Persons signing as executors, administrators, trustees, etc., should so indicate and give their full title as such.

6.
A holder who has submitted a voting direction may revoke it at any time prior to the Meeting. In addition to revocation in any other manner permitted by law a voting direction may be revoked by instrument in writing executed by the Holder or his attorney authorized in writing or, if the Holder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized and deposited at the office of the Trustee at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof at which the voting direction is to be acted upon or with a representative of the Trustee in attendance at the Meeting on the day of the Meeting or any adjournment thereof, and upon either of such deposits, the voting direction is revoked.

[Gran Tierra Letterhead]

April 17, 2008

Via Edgar

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:	Gran Tierra Energy Inc. SEC File No. 001-34018

Ladies and Gentlemen:

Enclosed for filing pursuant to Rule 14a-6 under the Securities Exchange Act of 1934, as amended, are the preliminary Notice of Annual Meeting of Stockholders, Proxy Statement, form of Proxy and form of Exchangeable Share Voting Direction to be used in connection with the 2008 Annual Meeting of Stockholders of Gran Tierra Energy Inc., to be held on June 16, 2008.

Definitive copies of the enclosed proxy materials are intended to be released to security holders on or about May 2, 2008. In order that the proxy materials may be printed and mailed in a timely manner, we would appreciate your advising us by telephone of any comments that the Staff may have. If comments on the form of Proxy are available prior to full comments on the Proxy Statement, we would appreciate receiving those comments in advance so that the Proxy can be printed in advance.

Very truly yours,

/s/ Martin Eden

Martin Eden